UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                        AMERIRESOURCE TECHNOLOGIES, INC.
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            DELAWARE                   			   84-1084784
----------------------------------		     ----------------------
  (State or Other Jurisdiction      		        (I.R.S. Employer
of Incorporation or Organization)		     Identification Number)



           3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
	 ------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)



                          2005 STOCK INCENTIVE PLAN
			  -------------------------
                           (Full Title of the Plan)



   DELMAR JANOVEC, 3440 E. RUSSELL ROAD, SUITE 217, LAS VEGAS, NEVADA 89120
   ------------------------------------------------------------------------
           (Name, Address, Including Zip Code, of Agent for Service)

  Telephone number, including area code, of agent for service: (702) 214-4249


                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 9.  UNDERTAKINGS

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of the Registration Statement on Form S-8, for the 2005 Stock Incentive Plan of AmeriResource Technologies, Inc., as filed by the company in an S-8 filed on April 27, 2005, file no. 333-124381, amended on September 30, 2005, file no. 333-124381, amended on January 20, 2006, file no. 333-124381, amended on May 9, 2006, file no. 333-124381, amended on September 1, 2006, file no. 333-
124381, amended on December 12, 2006, file no. 124381, amended on January 9, 2007, file no. 333-139860, and amended on May 14, 2007, file no. 142919, each of which is incorporated herein by reference, AmeriResource removes from registration any and all remaining shares of common stock which have not been issued or reserved for issuance under the Company's 2005 Stock Incentive Plan as of the dates specified herein.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto and duly authorized, in the city of Las Vegas, State of Nevada on July 20, 2007.


AMERIRESOURCE TECHNOLOGIES, INC.

/s/ Delmar Janovec
-------------------------
Delmar Janovec, President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

NAME			TITLE					DATE
----			-----					----
/s/ Delmar Janovec	President, Chief Executive		July 23, 2007
------------------	Officer, Principal Financial
Delmar Janovec		Officer, Principal Accounting
			Officer, and Chairman of the
			Board of Directors